Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 20, 2021, in the Amendment No. 1 to Form S-1 Registration Statement and related Prospectus of E2open Parent Holdings, Inc. for the registration of 101,529,573 shares of its Class A Common Stock.

/s/ Ernst & Young LLP

Austin, Texas

October 6, 2021